Exhibit 99.1

AVI Press and Investor Contact:

David A. Walsey

Senior Director, Investor Relations & Corporate Communications

425.354.5140

Investorrelations@avibio.com

AVI BIOPHARMA ISSUES STATEMENT REGARDING FILING BY SHAREHOLDER GROUP

BOTHELL, WA — March 26, 2010 — AVI BioPharma, Inc. (NASDAQ:AVII), a developer of RNA-based drugs, issued the following statement regarding the Schedule 13D filed today with the SEC by a group of AVI shareholders in which they stated that they had requested a special meeting of shareholders:

“The AVI Board of Directors welcomes the views of all our shareholders.  We’ve had a productive dialogue with these shareholders, which is continuing.  We are carefully considering the matters they have raised.  AVI’s Board and management team are committed to acting in the best interests of all AVI shareholders.”

About AVI BioPharma

AVI BioPharma is focused on the discovery and development of RNA—based medicines utilizing proprietary derivatives of its antisense chemistry (morpholino-modified phosphorodiamidate oligomers or PMOs) that can be applied to a wide range of diseases and genetic disorders through several distinct mechanisms of action. Unlike other RNA therapeutic approaches, AVI’s antisense technology has been used to directly target both messenger RNA (mRNA) and its precursor (pre-mRNA), allowing for both up- and down-regulation of targeted genes and proteins. AVI’s RNA—based drug programs are being evaluated for the treatment of Duchenne muscular dystrophy, including an ongoing systemic Phase 1b/2 clinical trial of exon skipping with AVI-4658. AVI’s antiviral programs have demonstrated promising outcomes in Ebola Zaire and Marburg Musoke virus infections and may prove applicable to other viral targets such as Junín, influenza, HCV or Dengue viruses. For more information, visit www.avibio.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the company’s Securities and Exchange Commission filings.